                                                                       EXHIBIT 7
                                                Consent of Deloitte & Touche LLP


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-95163 of Ameritas Variable Life Insurance Company Separate Account V of our reports dated February 5, 2000, on the financial statements of Ameritas Variable Life Insurance Company and the subaccounts of Ameritas Variable Life Insurance Company Separate Account V appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP
Lincoln, Nebraska
April 3, 2000